Exhibit 8.1

Significant Subsidiaries

A summary of our subsidiaries and Chinese affiliated entity, or variable interest entity, and its subsidiaries as of December 31, 2012 is as follows:

Name	Date of incorporation or acquisition	Percentage of legal ownership	Place of incorporation
Subsidiaries of the Company
CMR Web-learning Co., Ltd. ("CMR Web")	July 29, 1999	70%	PRC
Hongcheng Technology Development Co., Ltd. ("Hongcheng Technology")	July 31, 2000	100%	PRC
Zhong Nongda Networks Development Co., Ltd. ("Zhongnongda Networks")	October 30, 2001	55%	PRC
Beijing Hongcheng Liye Technology Co., Ltd. ("Hongcheng Liye")	April 15, 2003	100%	PRC
Dalian Dongcai Technology Co., Ltd. ("Dongcai")	June 4, 2003	70%	PRC
Beijing WITT Education Consultant Management Co., Ltd. ("WITT Education")	July 4, 2003	100%	PRC
BJ-WITT EDU MAN. LTD. ("BJ-WITT")	July 4, 2003	100%	BVI
Chongqing Chongda Yuanxing Co., Ltd. ("Chongda")	December 24, 2003	51%	PRC
Beijing BCIT Science and Education Management Consulting Limited ("Beijing BCIT")	January 13, 2005	100%	PRC
Beijing Gotop Education Co., Ltd. ("Gotop Hongcheng")	December 26, 2005	100%	PRC
Beijing BCIT Science and Education Management Consulting Limited ("BJ-BCIT")	February 10, 2006	100%	BVI
Beijing Distance Education Technology Co., Ltd. ("Yuancheng Education")	March 31, 2006	65%	PRC
Tianjin Gaotuo Hongcheng Education Technology Co., Ltd. ("Tianjin Gaotuo Hongcheng")	June 26, 2006	100%	PRC
Beijing Beiyuda Education Technology Co., Ltd. ("Beiyuda")	September 26, 2006	51%	PRC
Beijing Mingdaoyuan Technology Co., Ltd. ("Beijing Mingdao")	March 27, 2007	51%	PRC
Shanghai Shangcai Education Technology Co., Ltd. ("Shanghai Shangcai")	April 18, 2008	51%	PRC
Dongcai Online Training Center ("Dongcai Online")	July 10, 2008	70%	PRC
Beijing Zhonglin Technology Co., Ltd. ("Zhonglin")	November 3, 2008	51%	PRC
Fuzhou Haojiaoshi Distance Education Service Co., Ltd. ("Fuzhou Good Teacher")	December 7, 2009	51%	PRC
Beijing Hongcheng X ueyuan Technology Co., Ltd. ("Hongcheng Xueyuan")	October 31, 2010	100%	PRC
Nanning Hongcheng Xueyuan Technology Development Co., Ltd ("Nanning Hongcheng Xueyuan ")	October 31, 2010	51%	PRC
Hangzhou Hongcheng Education Training Service Co., Ltd ("Hangzhou Hongcheng Xueyuan")	October 31, 2010	60%	PRC
Beijing Haidian District New Door Training School (“Haidian Training School”)	April 7, 2011	55%	PRC
Zhejiang Hongcheng Education Technology Co., Ltd. (“Zhejiang Hongcheng”)	June 30, 2011	51%	PRC

Name	Date of Incorporation or acquisition	Percentage of legal ownership	Place of incorporation
Variable Interest Entity of the Company
Beijing Hongcheng Education Technology Co., Ltd. ("Hongcheng Education")	March 7, 2005	N/A	PRC

Subsidiaries of Variable Interest Entity
Beijing Gotop Electronic Science Co., Ltd. ("Gotop Electronic") (1)	November 29, 1995	N/A	PRC
Xiandai Xingye Network Technology Co., Ltd. ("Xiandai Technology") (1)	November 7, 2000	N/A	PRC
Pingdingshan Wellent Bilingual School ("Pingdingshan") (1)	September 3, 2002	N/A	PRC
Anqing Foreign Language Middle School ("Anqing Foreign Language") (1)	August 2, 2004	N/A	PRC
Jingzhou Tianchang Investment Co., Ltd. ("Tianchang") (2)	September 6, 2005	N/A	PRC
Jingzhou Middle School South Campus ("South Campus") (3)	December 28, 2005	N/A	PRC
Beijing Hongcheng YoYo Technology Co., Ltd. ("Hongcheng YoYo") (1)	November 3, 2009	N/A	PRC
Anqing Daguan Hongcheng Anwai Training Centre ("Anqing Daguan") (1)	April 15, 2010	N/A	PRC
Pingdingshan Hongcheng Education Training Centre ("Pingdingshan Training Centre") (1)	August 11, 2010	N/A	PRC
Hongyuanboxue Technology Co., Ltd ("Hongyuanboxue") (4)	August 24, 2010	N/A	PRC
Beijing Xicheng District Hongcheng Training School (“Xicheng Training School”) (1)	January 6, 2011	N/A	PRC

(1)	Wholly owned subsidiary of Hongcheng Education (variable interest entity of the Company)
(2)	72.5% of its equity interest is owned by Hongcheng Education (variable interest entity of the Company)
(3)	54% of its equity interest is owned by Hongcheng Education (variable interest entity of the Company)
(4)	55% of its equity owned by Hongcheng Education (variable interest entity of the Company) and 45% of its equity held by Hongcheng Technology (wholly owned subsidiaries of the Company).